Exhibit 99.1
Accenture Reports Second-Quarter Fiscal 2006 Financial Results
— EPS of $0.11 Includes $450 Million Pre-Tax Provision Related to Company’s National Health Service Contracts —
— Net Revenues Up 13%, with Record Consulting Revenue Growth, in Local Currency —
— Company to Host Conference Call Today at 5:30 p.m. EST —
NEW YORK; March 28, 2006 – Accenture (NYSE: ACN) today reported net revenues for the second quarter, ended Feb. 28, 2006, of $4.10 billion, a 13 percent increase in local currency. GAAP diluted earnings per share were $0.11, including a pre-tax provision for future losses of $450 million related to the company’s future deployment of systems for the National Health Service (NHS) in England. Absent the impact of the NHS provision, EPS were $0.38, above the company’s previously stated expectations.
The company said that it is on pace to hit its full-year bookings target, it posted a record increase in consulting net revenue growth in local currency, operations continue to generate strong cash flow, and it maintained its sound balance sheet.
William D. Green, Accenture’s CEO, said, “We are very disappointed that recent developments prevented us from meeting expectations this quarter. During the quarter, several issues increased the risks and uncertainties associated with the NHS contracts and affected our estimates of the expected contract revenues and costs. Under GAAP, we were required to record this provision to reflect these new circumstances.
“We are exceptionally proud of what we have delivered to date. We fully subscribe to the NHS vision of an integrated patient care record. The NHS vision is an important and compelling proposition for citizens of England and for the NHS.
“We have established guiding principles for success for our ongoing work with the NHS and have devoted additional management resources at the highest level to resolve the NHS matter as quickly as possible.
“The rest of our business remains very strong. We continue to see solid performance in our operating groups and geographic regions, with strong revenue growth and consulting bookings, and our balance sheet and cash flows remain exceptionally strong. We are very pleased with our overall progress as we continue to focus on operational excellence and profitability.”
Financial Highlights
•	For the second quarter of fiscal 2006, revenues before reimbursements (“net revenues”) were $4.10 billion, compared with $3.81 billion for the second quarter of fiscal 2005, an increase of 13 percent in local currency and 8 percent in U.S. dollars.

•	Consulting net revenues were $2.47 billion, or 60 percent of net revenues, a record local-currency increase of 13 percent and an increase of 7 percent in U.S. dollars.

•	Outsourcing net revenues were $1.64 billion, or 40 percent of net revenues, an increase of 13 percent in local currency and 8 percent in U.S. dollars.

•	New bookings were $4.33 billion. Consulting represented $2.54 billion, or 59 percent of new bookings, and outsourcing represented $1.79 billion, or 41 percent of new bookings. Year-to-date new bookings totaled $9.87 billion, an increase of 13 percent in local currency.
NHS Contracts
Accenture’s contracts with the NHS consist of two major components: design, build and deploy (deployment), which is accounted for using the percentage-of-completion method of accounting, and services, for which revenues and costs are recognized monthly on an “as earned” basis.
To put the NHS contracts in perspective, this fiscal year the NHS contracts represent roughly 1 percent of Accenture’s annual net revenues. The $450 million NHS provision has no impact on current-period cash flow. The NHS provision provides for the expected deployment losses over the remaining life of the contracts.
Based on new developments in the second quarter, Accenture now believes that the future costs of deploying systems will exceed future deployment revenues under the current contract terms. As required under GAAP percentage-of-completion rules, Accenture has recorded a $450 million provision for future losses on deployment. The provision is reflected in cost of services for the second quarter of fiscal 2006. The provision, net of lower bonus compensation, resulted in a $342 million pre-tax reduction in operating income and a $0.27 after-tax reduction in EPS in the second quarter.
The major new developments in the second quarter were:
•	Accenture’s assessment that there would be significant delays by one of Accenture’s major subcontractors in delivering software that is critical to the systems’ deployment, creating additional cost implications, including more interim solutions;

•	Accenture’s assessment that it would incur somewhat higher development costs and increased integration costs, due to the company’s recent experiences and to revised program release schedules;

•	Accenture’s assessment that there would now be slower and lower future demand for the new systems from local healthcare providers primarily due to software delays and the announced government initiative to allow local healthcare providers to choose alternate systems.
Excluding the NHS provision, Accenture expects losses on the NHS contracts in fiscal 2006 that are comparable to its losses on the contracts in fiscal 2005 and expects losses in fiscal 2007 that are moderately higher. The company expects to drive annual losses down significantly thereafter.
However, Accenture is actively exploring all options with respect to the contracts and expects to work with the NHS to accommodate, in the contracts, the changed circumstances. Accenture has a strong commitment to deliver value to the NHS and the citizens of England. Resolving this situation to meet the interests of all parties in a timely fashion is a top priority.
Financial Review
GAAP diluted EPS for the second quarter of fiscal 2006 were $0.11, reflecting the impact of the provision related to the NHS contracts. Absent the impact of the NHS provision, EPS were $0.38, compared with GAAP diluted EPS for the second quarter of fiscal 2005 of $0.35.
GAAP operating income was $137 million, or 3.3 percent of net revenues. Absent a $14 million reorganization benefit, operating income was $124 million, or 3 percent of net revenues. Excluding the impact of the NHS provision and reorganization benefit, operating income was $466 million, or 11.4 percent of net revenues, compared with $379 million, or 9.9 percent of net revenues, on a reorganization- and options-adjusted basis consistent with SFAS 123R for the second quarter of 2005.
Gross margin (gross profit as a percentage of net revenues) for the second quarter of 2006 was 21.2 percent on a GAAP basis, compared with 30.8 percent in the second quarter of 2005. This decrease was due to the impact of the NHS provision and higher share-based compensation expense as a result of the adoption of SFAS 123R.
Selling, general and administrative expenses in the second quarter of 2006 were $739 million, or 18.0 percent of net revenues, on a GAAP basis, compared with $738 million, or 19.4 percent of net revenues, in the second quarter of 2005.
The company’s effective tax rate for the second quarter of 2006 was 35.7 percent.
GAAP income before minority interest was $104 million in the second quarter of 2006, compared with $341 million in the same period of 2005.
For the three and six months ended Feb. 28, 2006, operating cash flow was $678 million and $1.05 billion, respectively, and property and equipment additions were $72 million and $150 million, respectively. Free cash flow, defined as operating cash flow net of property and equipment additions, for the second quarter and first half of 2006 was $606 million and $902 million, respectively.
Accenture’s total cash balance at Feb. 28, 2006 was $2.03 billion, compared with $2.48 billion at Aug. 31, 2005. Cash combined with $491 million of fixed-income securities classified as investments on the company’s balance sheet was $2.52 billion at Feb. 28, 2006, compared with $3.18 billion at Aug. 31, 2005. Total debt at Feb. 28, 2006 was $52 million.
Net Revenues by Operating Group
Net revenues for Accenture’s five operating groups were as follows:
•	Communications & High Tech: $1.03 billion, compared with $982 million for the second quarter of fiscal 2005, an increase of 9 percent in local currency and 4 percent in U.S. dollars.

•	Financial Services: $833 million, compared with $859 million for the same period last year, an increase of 3 percent in local currency and a decrease of 3 percent in U.S. dollars.

•	Government: $598 million, compared with $521 million for the year-ago period, an increase of 19 percent in local currency and 15 percent in U.S. dollars.

•	Products: $1.00 billion, compared with $851 million for the year-ago period, an increase of 24 percent in local currency and 18 percent in U.S. dollars.

•	Resources: $639 million, compared with $596 million for the same period last year, an increase of 11 percent in local currency and 7 percent in U.S. dollars.
Net Revenues by Geographic Region
Net revenues by geographic region were as follows:
•	Americas: $1.90 billion, compared with $1.57 billion for the second quarter of fiscal 2005, an increase of 19 percent in local currency and 21 percent in U.S. dollars and the third consecutive quarter of double-digit year-over-year growth.

•	Europe, Middle East and Africa (EMEA): $1.91 billion, compared with $1.97 billion for the second quarter of fiscal 2005, an increase of 7 percent in local currency and a decrease of 3 percent in U.S. dollars.

•	Asia Pacific: $291 million, compared with $271 million for the year-ago period, an increase of 15 percent in local currency and 7 percent in U.S. dollars.
Share Repurchase Activity; Board Authorizes Additional Authority
During the second quarter of fiscal 2006, Accenture repurchased or redeemed a total of 12.5 million shares for a total of $383.6 million. The company’s board recently approved $1.5 billion in additional share repurchase authority, bringing Accenture’s total outstanding authority to $2.5 billion.
Business Outlook
Third Quarter Fiscal 2006
For the third quarter of fiscal 2006, ending May 31, Accenture expects net revenues to be in the range of $4.3 billion to $4.5 billion and GAAP diluted earnings per share to be in the range of $0.45 to $0.47.
Full Fiscal Year 2006
For the full fiscal year 2006, Accenture continues to expect net revenue growth of 9 percent to 12 percent in local currency. The company now expects GAAP diluted EPS to be in the range of $1.25 to $1.30, which includes the $0.27 impact of the NHS provision in the second quarter.

Accenture continues to expect operating cash flow for the full fiscal year to be in the range of $2.00 billion to $2.20 billion. For the full fiscal year the company now expects property and equipment additions to be $400 million, which is a $50 million reduction from its previous estimate, and free cash flow to be in the upper end of its previously announced range of $1.55 billion to $1.75 billion.
The company continues to expect the annual effective tax rate to be in the range of 35 percent to 38 percent. Accenture continues to target new bookings in the range of $19 billion to $21 billion for the full fiscal year.
Conference Call and Webcast Details
Accenture will host a conference call at 5:30 p.m. EST today to discuss its second-quarter 2006 financial results. To participate, please dial +1 (888) 276-9998 [+1 (612) 234-9960 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.
A replay of the conference call will be available online at www.accenture.com and via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 823722 from 10:45 p.m. EST Tuesday, March 28 through 11:59 p.m. EDT Tuesday, April 11.
About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills and technologies to help clients improve their performance. With more than 129,000 people in 48 countries, the company generated net revenues of US$15.55 billion for the fiscal year ended Aug. 31, 2005. Its home page is www.accenture.com.
Forward-Looking Statements
This news release contains forward-looking statements relating to our operations and results of operations, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of our most recent annual report on Form 10-K and other filing with the Securities and Exchange Commission. Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
###
Contact:
Roxanne Taylor
Accenture
+1 (917) 452 5106
roxanne.taylor@accenture.com

ACCENTURE LTD
CONSOLIDATED INCOME STATEMENTS
For the Three and Six Months Ended February 28, 2006 and 2005
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended February 28,				Six Months Ended February 28,
		% of Net		% of Net		% of Net		% of Net
REVENUES:	2006	Revenues	2005	Revenues	2006	Revenues	2005	Revenues
Revenues before reimbursements (Net revenues)	$4,102,795	100%	$3,813,522	100%	$8,272,270	100%	$7,543,877	100%
Reimbursements	388,317		402,862		761,858		743,879

Revenues	4,491,112		4,216,384		9,034,128		8,287,756

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	3,234,139	78.8%	2,638,950	69.2%	6,083,306	73.5%	5,154,389	68.3%
Reimbursable expenses	388,317		402,862		761,858		743,879

Cost of services	3,622,456		3,041,812		6,845,164		5,898,268
Sales and marketing	393,412	9.6%	376,919	9.9%	802,014	9.7%	735,862	9.8%
General and administrative costs	345,347	8.4%	361,478	9.5%	739,113	8.9%	752,293	10.0%
Reorganization benefits, net	(7,415)		(35,777)		(2,031)		(28,769)

Total operating expenses	4,353,800		3,744,432		8,384,260		7,357,654

OPERATING INCOME	137,312	3.3%	471,952	12.4%	649,868	7.9%	930,102	12.3%

Gain on investments, net	1,792		93		3,230		14,633
Interest income	24,581		28,063		54,934		48,184
Interest expense	(4,558)		(6,300)		(9,243)		(12,616)
Other income (expense)	2,805		(2,846)		(13,142)		(5,173)

INCOME BEFORE INCOME TAXES	161,932	3.9%	490,962	12.9%	685,647	8.3%	975,130	12.9%

Provision for income taxes	57,820		150,350		253,689		314,967

INCOME BEFORE MINORITY INTEREST	104,112	2.5%	340,612	8.9%	431,958	5.2%	660,163	8.8%

Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(32,654)		(128,688)		(142,790)		(250,369)
Minority interest – other (1)	(1,778)		(2,138)		(4,548)		(3,735)

NET INCOME	$69,680	1.7%	$209,786	5.5%	$284,620	3.4%	$406,059	5.4%

CALCULATION OF EARNINGS PER SHARE:
Net income	$69,680		$209,786		$284,620		$406,059
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	32,654		128,688		142,790		250,369

Net income for diluted earnings per share calculation	$102,334		$338,474		$427,410		$656,428

EARNINGS PER SHARE:
- Basic	$0.12		$0.35		$0.49		$0.69

- Diluted	$0.11		$0.35		$0.47		$0.67

WEIGHTED AVERAGE SHARES:
- Basic	585,674,656		591,694,862		586,031,530		590,746,753
- Diluted	892,439,424		980,080,181		903,294,295		980,208,047

Cash dividends per share	$—		$—		$0.30		$—

(1)	Minority interest – other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

ACCENTURE LTD
For the Three and Six Months Ended February 28, 2006
(In thousands of U.S. dollars, except per share data)
(Unaudited)
RECONCILIATION OF OPERATING INCOME,
AS REPORTED (GAAP) TO ADJUSTED (NON-GAAP)

	2006
	Three Months Ended		Six Months Ended
	February 28		February 28
	Dollar	% of Net	Dollar	% of Net
	Amount	Revenues	Amount	Revenues
OPERATING INCOME—as Reported	$137,312	3.3%	$649,868	7.9%

NHS provision for future loss	450,000		450,000
Lower bonus compensation expense	(108,000)		(108,000)

Subtotal net impact of NHS provision for future loss	342,000		342,000

Reorganization benefits	(13,540)		(14,638)

OPERATING INCOME—as Adjusted	$465,772	11.4%	$977,230	11.8%

RECONCILIATION OF DILUTED EARNINGS PER SHARE,
AS REPORTED (GAAP) TO ADJUSTED (NON-GAAP)

	2006
	Three Months Ended		Six Months Ended
	February 28		February 28
	Dollar	Per Share	Dollar	Per Share
	Amount	Amount(1)	Amount	Amount (1)(3)
NET INCOME—as Reported	$69,680		$284,620

Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	32,654		142,790

Net income for diluted earnings per share calculation, as Reported	102,334	$0.11	427,410	$0.47

Net impact of NHS provision:
NHS provision for future loss (pre-tax)	450,000		450,000
Lower bonus compensation expense (pre-tax)	(108,000)		(108,000)

Lower income taxes	(105,000)		(105,000)

Sub-total net impact of NHS provision	237,000	0.27	237,000	0.26

Net income for diluted earnings per share calculation, adjusted for impact of NHS provision	339,334	0.38	664,410	0.74

Reduction in reorganization liabilities	(13,540)	(0.01)	(14,638)	(0.02)

Net income for diluted earnings per share calculation, adjusted for impact of NHS provision and reduction in reorganization liabilities	$325,794	$0.37	$649,772	$0.72

WEIGHTED AVERAGE SHARES—Diluted		892,439,424		903,294,295

(1)	The per share amount is calculated as the dollar amount divided by the number of weighted average diluted shares.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

(3)	May not total due to rounding.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN OPTIONS-ADJUSTED BASIS
For the Three Months Ended February 28, 2005
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported		Options-	% of Net
	(GAAP)	Adjustments(3)	Adjusted	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$3,813,522	$—	$3,813,522	100%
Reimbursements	402,862	—	402,862

Revenues	4,216,384	—	4,216,384

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	2,638,950	47,492	2,686,442	70.4%
Reimbursable expenses	402,862	—	402,862

Cost of services	3,041,812	47,492	3,089,304
Sales and marketing	376,919	1,270	378,189	9.9%
General and administrative costs	361,478	2,032	363,510	9.5%
Reorganization benefits, net	(35,777)	—	(35,777)

Total operating expenses	3,744,432	50,794	3,795,226

OPERATING INCOME	471,952	(50,794)	421,158	11.0%

Gain on investments, net	93	—	93
Interest income	28,063	—	28,063
Interest expense	(6,300)	—	(6,300)
Other expense	(2,846)	—	(2,846)

INCOME BEFORE INCOME TAXES	490,962	(50,794)	440,168	11.5%

Provision for income taxes	150,350	(15,238)	135,112

INCOME BEFORE MINORITY INTEREST	340,612	(35,556)	305,056	8.0%

Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(128,688)	13,519	(115,169)

Minority interest – other (1)	(2,138)	—	(2,138)

NET INCOME	$209,786	$(22,037)	$187,749	4.9%

CALCULATION OF EARNINGS PER SHARE:
Net income	$209,786		$187,749
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	128,688		115,169

Net income for diluted earnings per share calculation	$338,474		$302,918

EARNINGS PER SHARE:
- Basic	$0.35		$0.32

- Diluted	$0.35		$0.31

WEIGHTED AVERAGE SHARES:
- Basic	591,694,862		591,694,862
- Diluted	980,080,181		980,080,181

(1)	Minority interest – other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

(3)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the three months ended February 28, 2005.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN OPTIONS-ADJUSTED BASIS
For the Six Months Ended February 28, 2005
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported		Options-	% of Net
	(GAAP)	Adjustments(3)	Adjusted	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$7,543,877	$—	$7,543,877	100%
Reimbursements	743,879	—	743,879

Revenues	8,287,756	—	8,287,756

OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	5,154,389	76,975	5,231,364	69.3%
Reimbursable expenses	743,879	—	743,879

Cost of services	5,898,268	76,975	5,975,243
Sales and marketing	735,862	2,058	737,920	9.8%
General and administrative costs	752,293	3,293	755,586	10.0%
Reorganization benefits, net	(28,769)	—	(28,769)

Total operating expenses	7,357,654	82,326	7,439,980

OPERATING INCOME	930,102	(82,326)	847,776	11.2%

Gain on investments, net	14,633	—	14,633
Interest income	48,184	—	48,184
Interest expense	(12,616)	—	(12,616)
Other expense	(5,173)	—	(5,173)

INCOME BEFORE INCOME TAXES	975,130	(82,326)	892,804	11.8%

Provision for income taxes	314,967	(24,698)	290,269

INCOME BEFORE MINORITY INTEREST	660,163	(57,628)	602,535	8.0%

Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(250,369)	21,966	(228,403)
Minority interest – other (1)	(3,735)	—	(3,735)

NET INCOME	$406,059	$(35,662)	$370,397	4.9%

CALCULATION OF EARNINGS PER SHARE:
Net income	$406,059		$370,397
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	250,369		228,403

Net income for diluted earnings per share calculation	$656,428		$598,800

EARNINGS PER SHARE:
- Basic	$0.69		$0.63

- Diluted	$0.67		$0.61

WEIGHTED AVERAGE SHARES:
- Basic	590,746,753		590,746,753
- Diluted	980,208,047		980,208,047

(1)	Minority interest – other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

(3)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the six months ended February 28, 2005.

ACCENTURE LTD
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent
	Three Months Ended		Increase	Percent	Percent of
	February 28,	February 28,	(Decrease)	Increase	Total 2006
	2006	2005	US $	Local Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$1,026,092	$982,088	4%	9%	25%
Financial Services	833,362	859,336	(3)%	3%	20%
Government	597,687	521,111	15%	19%	15%
Products	1,004,205	851,394	18%	24%	24%
Resources	639,066	596,493	7%	11%	16%
Other	2,383	3,100	n/m	n/m	—

TOTAL Net Revenues	4,102,795	3,813,522	8%	13%	100%

Reimbursements	388,317	402,862	(4)%

TOTAL REVENUES	$4,491,112	$4,216,384	7%

GEOGRAPHY
Americas	$1,897,766	$1,571,857	21%	19%	46%
EMEA	1,914,458	1,970,414	(3)%	7%	47%
Asia Pacific	290,571	271,251	7%	15%	7%

TOTAL Net Revenues	$4,102,795	$3,813,522	8%	13%	100%

TYPE OF WORK
Consulting	$2,465,376	$2,301,273	7%	13%	60%
Outsourcing	1,637,419	1,512,249	8%	13%	40%

TOTAL Net Revenues	$4,102,795	$3,813,522	8%	13%	100%

	Six Months Ended		Percent	Percent	Percent of
	February 28,	February 28,	Increase	Increase	Total 2006
	2006	2005	US $	Local Currency	Net Revenues
OPERATING GROUPS

Communications & High Tech	$2,073,633	$1,955,019	6%	8%	25%
Financial Services	1,688,234	1,666,029	1%	5%	20%
Government	1,195,806	1,044,914	14%	17%	15%
Products	2,021,240	1,713,592	18%	21%	24%
Resources	1,289,352	1,160,885	11%	13%	16%
Other	4,005	3,438	n/m	n/m	—

TOTAL Net Revenues	8,272,270	7,543,877	10%	12%	100%

Reimbursements	761,858	743,879	2%

TOTAL REVENUES	$9,034,128	$8,287,756	9%

GEOGRAPHY
Americas	$3,753,256	$3,126,191	20%	19%	45%
EMEA	3,925,127	3,879,527	1%	7%	48%
Asia Pacific	593,887	538,159	10%	14%	7%

TOTAL Net Revenues	$8,272,270	$7,543,877	10%	12%	100%

TYPE OF WORK
Consulting	$5,042,015	$4,686,205	8%	11%	61%
Outsourcing	3,230,255	2,857,672	13%	15%	39%

TOTAL Net Revenues	$8,272,270	$7,543,877	10%	12%	100%

n/m = not meaningful

ACCENTURE LTD
OPERATING INCOME (LOSS) BY OPERATING GROUP (OG)
For the Three Months Ended February 28, 2006 and 2005
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income (Loss) as Reported
	2006		2005
	Operating	Percent of		Percent of	Percent
	Income	OG Net	Operating	OG Net	Increase
	(Loss)	Revenues	Income	Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$177,488	17%	$138,496	14%	28%
Financial Services	102,332	12	127,053	15	(19)
Government (3)	(136,584)	(23)	13,343	3	n/m
Products (3)	(82,678)	(8)	97,991	12	n/m
Resources	76,754	12	95,069	16	(19)

Total	$137,312	3.3%	$471,952	12.4%	(71)%

	Operating Income (Loss) on an Options-Adjusted Basis and
	Excluding Reorganization Benefits
	2006			2005
		Adjusted	Percent of			Adjusted	Percent of	Percent
	Reorg.	Operating	OG Net	Options	Reorg.	Operating	OG Net	Increase
	Benefits(1)	Income (Loss)	Revenues	Adjs.(2)	Benefits(1)	Income	Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$3,243	$174,245	17%	$11,712	$10,505	$116,279	12%	50%
Financial Services	2,810	99,522	12	11,903	9,542	105,608	12	(6)
Government (3)	2,008	(138,592)	(23)	6,610	6,683	50	—	n/m
Products (3)	3,306	(85,984)	(9)	12,612	9,528	75,851	9	n/m
Resources	2,173	74,581	12	7,957	5,981	81,131	14	(8)

Total	$13,540	$123,772	3.0%	$50,794	$42,239	$378,919	9.9%	(67)%

n/m = not meaningful

(1)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization benefits, net on the income statement.

(2)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the three months ended February 28, 2005.

(3)	Includes the impact of the NHS provision.

ACCENTURE LTD
OPERATING INCOME (LOSS) BY OPERATING GROUP (OG)
For the Six Months Ended February 28, 2006 and 2005
(In thousands of U.S. dollars)
(Unaudited)

Operating Income (Loss) as Reported
2006		2005
Operating	Percent of		Percent of	Percent
Income	OG Net	Operating	OG Net	Increase
(Loss)	Revenues	Income	Revenues	(Decrease)

OPERATING GROUPS
Communications & High Tech	$349,794	17%	$287,825	15%	22%
Financial Services	183,935	11	222,479	13	(17)
Government (3)	(74,962)	(6)	59,610	6	n/m
Products (3)	35,055	2	183,859	11	n/m
Resources	156,046	12	176,329	15	(12)

Total	$649,868	7.9%	$930,102	12.3%	(30)%

	Operating Income (Loss) on an Options-Adjusted Basis and
	Excluding Reorganization Benefits
	2006			2005
		Adjusted	Percent of			Adjusted	Percent of	Percent
	Reorg.	Operating	OG Net	Options	Reorg.	Operating	OG Net	Increase
	Benefits(1)	Income (Loss)	Revenues	Adjs.(2)	Benefits(1)	Income	Revenues	(Decrease)
OPERATING GROUPS
Communications & High Tech	$3,473	$346,321	17%	$19,173	$10,505	$258,147	13%	34%
Financial Services	3,054	180,881	11	19,244	9,542	193,693	12	(7)
Government (3)	2,187	(77,149)	(6)	11,045	6,683	41,882	4	n/m
Products (3)	3,601	31,454	2	19,992	9,528	154,339	9	n/m
Resources	2,323	153,723	12	12,872	5,981	157,476	14	(2)

Total	$14,638	$635,230	7.7%	$82,326	$42,239	$805,537	10.7%	(21)%

n/m = not meaningful

(1)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization benefits, net on the income statement.

(2)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the six months ended February 28, 2005.

(3)	Includes the impact of the NHS provision.

ACCENTURE LTD
RECONCILIATION OF DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP) TO
DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
For the Three and Six Months Ended February 28, 2006 and 2005
(In thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	February 28, 2006		February 28, 2006
		Per Share		Per Share
	Dollar Amount	Amount (1)	Dollar Amount	Amount (1)(4)
NET INCOME	$69,680		$284,620
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	32,654		142,790

Net income for diluted earnings per share calculation	102,334	$0.11	427,410	$0.47

Less reorganization benefits	(13,540)	(0.01)	(14,638)	(0.02)

Net income for diluted earnings per share calculation, adjusted	$88,794	$0.10	$412,772	$0.46

Weighted average diluted shares		892,439,424		903,294,295

	For the Three Months Ended		For the Six Months Ended
	February 28, 2005		February 28, 2005
		Per Share		Per Share
	Dollar Amount	Amount (1)	Dollar Amount	Amount (1)

NET INCOME	$209,786		$406,059
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	128,688		250,369

Net income for diluted earnings per share calculation	338,474	$0.35	656,428	$0.67

Pro forma stock option and employee share purchase plan compensation expense, net of tax (3)	(35,556)	(0.04)	(57,628)	(0.06)
Less reorganization benefits	(42,239)	(0.04)	(42,239)	(0.04)

Net income for diluted earnings per share calculation, adjusted	$260,679	$0.27	$556,561	$0.57

Weighted average diluted shares		980,080,181		980,208,047

(1)	The per share amount is calculated as the dollar amount divided by the number of weighted average diluted shares.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

(3)	Calculated as pre-tax stock option and employee share purchase plan compensation expense of $50,794 and $82,326 for the three and six months ended February 28, 2006, respectively, applying an average effective tax rate of 30%.

(4)	May not total due to rounding.

ACCENTURE LTD
CONSOLIDATED BALANCE SHEETS
February 28, 2006 and August 31, 2005
(In thousands of U.S. dollars)

	February 28,	August 31,
	2006	2005
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,034,034	$2,483,990
Short-term investments	312,760	463,460
Receivables from clients, net	1,957,297	1,752,937
Unbilled services, net	1,240,684	1,353,676
Other current assets	603,221	631,204

Total current assets	6,147,996	6,685,267

NON-CURRENT ASSETS:
Unbilled services, net	144,086	472,430
Investments	193,037	262,873
Property and equipment, net	723,409	693,710
Other non-current assets	916,124	843,072

Total non-current assets	1,976,656	2,272,085

TOTAL ASSETS	$8,124,652	$8,957,352

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short-term debt	$24,450	$31,072
Accounts payable	757,937	807,317
Deferred revenues	1,535,290	1,284,303
Accrued payroll and related benefits	1,343,653	1,430,998
Other accrued liabilities	1,578,046	1,377,443

Total current liabilities	5,239,376	4,931,133

NON-CURRENT LIABILITIES:
Long-term debt	28,038	44,116
Other non-current liabilities	1,108,761	1,304,230

Total non-current liabilities.	1,136,799	1,348,346

MINORITY INTEREST	587,372	980,959

EQUITY:
Total shareholders’ equity	1,161,105	1,696,914

TOTAL LIABILITIES AND EQUITY	$8,124,652	$8,957,352